EXHIBIT 5.1

                         [ANDREWS KURTH LLP LETTERHEAD]


                                November 2, 2005


Motient Corporation
300 Knightsbridge Parkway
Lincolnshire, Illinois 60069

         RE:  Motient Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Motient Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of its Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of up to 11,235,465 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), proposed to be offered by the selling stockholders named therein, 9,509,019 of which may be issued upon conversion of the Company's Series B Cumulative Convertible Preferred Stock (the "Series B Stock") held by the selling stockholders named therein, 120,158 of which may be issued upon exercise of certain Common Stock Purchase Warrants (the "Warrants") held by the selling stockholders named therein, and 1,606,288 of which may be issued as dividends on shares of the Series B Preferred held by the selling stockholders named therein, each as described below.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company on file with the Secretary of State of the State of Delaware (the "Certificate of Incorporation"), (ii) the Bylaws of the Company as in effect on the date hereof and at the time of the adoption of the resolutions by the Board of Directors approving the issuance of the Shares, as certified to us by a Company officer, (iii) the Certificate of Designations of Series B Cumulative Convertible Preferred Stock on file with the Secretary of State of the State of Delaware (the "Certificate of Designations") (iii) certain resolutions of the Board of Directors of the Company, as certified to us by a Company officer, (iv) a specimen certificate representing the Common Stock, and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. As to all matters of fact material to such opinion, we have relied upon representations of officers of the Company.

         In our examination, we have assumed and have not independently established or verified (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, conformed, photostatic or faxed copies. In rendering the opinion set forth below, we have assumed that the certificate or certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and will conform to the specimen stock certificate examined by us evidencing the Common Stock.

         Our opinion below assumes that the Shares to be issued upon conversion of or as dividends on the shares of Series B Preferred will be issued in accordance with the terms of the Certificate of Designations and that the securities to be issued pursuant to the Common Stock Purchase Warrants dated as of April 15, 2005 issued by the Company and the selling stockholders named in the Registration Statement (the "Warrants") will be issued in accordance with


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Motient Corporation
November 2, 2005
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the terms of the Warrants, and with respect to all Shares that all requisite steps will be taken to comply with applicable requirements of state laws regulating the offer and sale of securities.

         Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and will be, upon issuance, upon conversion of the Series B Stock, upon exercise of the Warrants or as dividends on the Series B Stock, as the case may be, validly issued, fully paid and non-assessable.

         The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware, and we render no opinion with respect to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.

         This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above-referenced registered re-sale of Shares and is not intended to be relied upon by any other person or for any other purpose.

                                Very truly yours,


                                /s/ Andrews Kurth LLP

                                ANDREWS KURTH LLP